Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release
PrivateBancorp, Inc. to Present at D.A. Davidson & Co Financial Services Conference
CHICAGO, May 9, 2014 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the D.A. Davidson & Co. Financial Services Conference in Denver on Tuesday, May 13, 2014, at 9:55 a.m. Mountain Time.
Investors may access materials distributed in meetings at the conferences and the webcast for the presentation used at the conference under the PrivateBancorp, Inc. Investor Relations section of the Company’s website at http://investor.theprivatebank.com. The webcast will be available during the conference time and archived for 90 days following the conference date.
About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2014, the Company had 33 offices in 10 states and $14.3 billion in assets. Our website is www.theprivatebank.com.

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